Exhibit 10.1

               WARRANT AGREEMENT FOR THE PURCHASE OF COMMON STOCK

                                       OF

                                OPTIONABLE, INC.


NEITHER THIS WARRANT NOR THE SECURITIES FOR WHICH THIS WARRANT IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER SECTION 4(2) OF AND RULE 506 OF REGULATION D PROMULGATED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, ASSIGNED,
HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION OR EXCLUSION FROM THE REGISTRATION REQUIREMENTS THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.

Dated: February 23, 2006                          Void After: February 23, 2009


     FOR VALUE RECEIVED, Optionable, Inc., a Delaware corporation (the "Company"), grants the following rights to Pierpont Capital Corp., Inc., with its address at 463 Chappaqua Road, Briarcliff Manor, NY 10510 (the "Holder"), and the Holder hereby accepts such rights on the following terms and conditions:

                             ARTICLE 1. DEFINITIONS.

     As used in this Agreement, the following terms shall have the following meanings:

     "Commencement Date" shall mean January 1, 2006.

     "Common Stock" shall mean the common stock, par value $.0001 per share, of the Company.

     "Corporate Office" shall mean the office of the Company (or its successor) at which at any particular time its principal business shall be administered. The Company's Corporate Office as of the date hereof is at 555 Pleasantville Road, South Building, Suite 110, Briarcliff Manor, New York 10510.

     "Customer" shall mean Sempra Energy Trading and any other entity that employs or retains Jeffrey Bussan as a trader and that does business with the Company, such entity to be identified on an Appendix to this Agreement that shall be amended as required from time to time.

     "Exercise Date" shall mean any date on which the Holder gives the Company a Notice of Exercise in compliance with the terms of this Agreement.

     "Exercise Price" shall mean the Fixed Price per share of Common Stock, subject to adjustment as provided herein.

     "Expiration Date" shall mean 5:00 p.m. (New York time) on the three year anniversary of the date of this agreement.

     "Fixed Price" shall mean US $0.95 which is equal to the Per Share Market Value.

     "Option Lot" shall mean: (i) one (1) NYMEX look-alike ten thousand (10,000) mmbtu OTC option and/or swap contract and/or (ii) one (1) NYMEX look-alike 1,000 barrel Light Sweet Crude Oil option and/or swap contract.

     "Per Share Market Value" of the Common Stock means on any  particular  date
(a) the last sale price of shares of Common Stock on such date or, if no such sale takes place on such date, the last sale price on the most recent prior date, in each case as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted to trading, or (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange, the closing bid price per share as reported by Nasdaq, or
(c) if the Common Stock is not then listed or admitted to trading on the Nasdaq, the closing bid price per share of the Common Stock on such date as reported on the OTCBB or if there is no such price on such date, then the last bid price on the date nearest preceding such date, or (d) if the Common Stock is not quoted on the OTCBB, the closing bid price for a share of Common Stock on such date in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices).

     "SEC" shall mean the United States Securities and Exchange Commission.

     "Warrant Shares" shall mean the shares of the Common Stock issuable upon exercise of this Warrant.

                       ARTICLE 2. EXERCISE AND AGREEMENTS.

     2.1 Exercise of Warrant. (a) This Warrant shall entitle the Holder to purchase, at the Exercise Price and subject to the conditions described below, up to six hundred thousand (600,000) shares of Common Stock, as hereinafter provided.

          (b) (i) Provided that during the six (6) months following the Commencement Date, Customer trades an average of at least one thousand
     (1000) Option Lots per trading day with the Company, then this Warrant shall be exercisable for up to one hundred thousand (100,000) shares of Common Stock from time to time from the date occurring six (6) months after the Commencement Date through the Expiration Date, unless sooner terminated as provided in section 2.4.

               (ii) Provided that during the six (6) months following the Commencement Date, Customer trades an average of at least two thousand
          (2000) Option Lots per trading day with the Company, then this Warrant shall be exercisable for up to an additional fifty thousand (50,000) shares of Common Stock from time to time from the date occurring six
          (6) months after the Commencement Date through the Expiration Date, unless sooner terminated as provided in section 2.4.

               (iii) Provided that during the six (6) months following the Commencement Date, Customer trades an average of at least three thousand (3000) Option Lots per trading day with the Company, then this Warrant shall be exercisable for up to an additional fifty thousand (50,000) shares of Common Stock from time to time from the date occurring six (6) months after the Commencement Date through the Expiration Date, unless sooner terminated as provided in section 2.4.

               (iv). The maximum number of shares of Common Stock for which this Warrant may become exercisable under this paragraph 2.1(b) is two hundred thousand (200,000).

          (c) (i) Provided that during the six (6) month period commencing on the first day of the seventh month after the Commencement Date and ending one (1) year after the Commencement Date, Customer trades an average of at least one thousand (1000) Option Lots per trading day with the Company, then, in addition the rights granted under paragraph 2.1(b), this Warrant shall be exercisable for up to an additional one hundred thousand (100,000) shares of Common Stock from time to time from the date occurring one (1) year after the Commencement Date through the Expiration Date, unless sooner terminated as provided in section 2.4.

               (ii) Provided that during the six (6) month period commencing on the first day of the seventh month after the Commencement Date and ending one (1) year after the Commencement Date, Customer trades an average of at least two thousand (2000) Option Lots per trading day with the Company, then this Warrant shall be exercisable for up to an additional fifty thousand (50,000) shares of Common Stock from time to time from the date occurring one (1) year after the Commencement Date through the Expiration Date, unless sooner terminated as provided in section 2.4.

               (iii) Provided that during the six (6) month period commencing on the first day of the seventh month after the Commencement Date and ending one (1) year after the Commencement Date, Customer trades an average of at least three thousand (3000) Option Lots per trading day with the Company, then this Warrant shall be exercisable for up to an additional fifty thousand (50,000) shares of Common Stock from time to time from the date occurring one (1) year after the Commencement Date through the Expiration Date, unless sooner terminated as provided in section 2.4.

               (iv) The maximum number of shares of Common Stock for which this Warrant may become exercisable under this paragraph 2.1(c) is two hundred thousand (200,000).


          (d) (i) Provided that during the six (6) month period commencing the first day of the thirteenth month after the Commencement Date and ending eighteen months after the Commencement Date, Customer trades an average of at least one thousand (1000) options per trading day with the Company, then, in addition the rights granted under paragraphs 2.1(b) and (c), this Warrant shall be exercisable for up to an additional one hundred thousand (100,000) shares of Common Stock from time to time from the date occurring one and one-half (1 1/2) years after the Commencement Date through the Expiration Date, unless sooner terminated as provided in section 2.4.

               (ii) Provided that during the six (6) month period commencing on the first day of the thirteenth month after the Commencement Date and ending eighteen months after the Commencement Date, Customer trades an average of at least two thousand (2000) Option Lots per trading day with the Company, then this Warrant shall be exercisable for up to an additional fifty thousand (50,000) shares of Common Stock from time to time from the date occurring one-half (1 1/2) years after the Commencement Date through the Expiration Date, unless sooner terminated as provided in section 2.4.

               (iii) Provided that during the six (6) month period commencing on the first day of the thirteenth month after the Commencement Date and ending eighteen months after the Commencement Date, Customer trades an average of at least three thousand (3000) Option Lots per trading day with the Company, then this Warrant shall be exercisable for up to an additional fifty thousand (50,000) shares of Common Stock from time to time from the date occurring one-half (1 1/2) years after the Commencement Date through the Expiration Date, unless sooner terminated as provided in section 2.4.

               (iv) The maximum number of shares of Common Stock for which this Warrant may become exercisable under this paragraph 2.1(d) is two hundred thousand (200,000).

          (e) Unless the specific conditions set forth in sections 2.4 (b), (c) and (d) are satisfied, this Warrant shall not be exercisable for any share of Common Stock. The determination of whether or not the conditions set forth in sections 2.4(b), (c) and (d) have been satisfied shall be determined separately for each of those subsections as provided therein, and may be satisfied for any one or more, or all, of those subsections as so determined. Promptly after the periods described in paragraph 2.1 (b),
     (c) and (d), the Company shall provide to Holder a statement of Customer's trades during such periods in sufficient detail to calculate the number of shares of Common Stock for which this Warrant has become exercisable and the location where Holder traded during such period. After delivery, these statements shall become appendixes to this Warrant.

          This Warrant and the right to purchase Warrant Shares hereunder shall expire and become void on the Expiration Date.

     2.2 Manner of Exercise. The Holder may exercise this Warrant at any time and from time to time prior to the Expiration Date in whole or in part (but not in denominations of fewer than 10,000 Warrant Shares, except upon an exercise of this Warrant with respect to the remaining balance of Warrant Shares purchasable hereunder at the time of exercise), by delivering to the Company (i) a duly executed Notice of Exercise in substantially the form attached as Appendix I hereto, (ii) the certificate representing the Warrants, and (iii) payment of the exercise price as provided in section 2.3 below.

     2.3 Payment of Exercise Price. Payment of the exercise price for the number of Warrant Shares for which the Warrant is being exercised shall be made in cash, by check or by wire transfer representing immediately available funds payable to the order of the Company.


     2.4 Termination. All rights of the Holder in this Warrant, to the extent they have not been exercised, shall terminate on the Expiration Date.

     This Warrant shall be cancelled and shall be null and void prior to the Expiration Date, and the Holder shall forfeit all rights pursuant to the Warrant, (i) if the Holder does not execute and return this Agreement to the Company within seven (7) days of the date hereof, (ii) unless otherwise agreed to in writing by the Board, upon the Holder's bankruptcy, (iii) upon the Holder's attempted assignment or transfer of the Warrant in violation of Section 4.1., or (iv) upon the deliberate or intentional engagement by the Holder of conduct which is materially detrimental to the reputation, goodwill, business or operations or the Company or any of its subsidiaries or which directly or indirectly is inconsistent with the best interests of the Company.

     2.5 No Rights Prior to Exercise. This Warrant shall not entitle the Holder to any voting or other rights as a stockholder of the Company.

     2.6 Fractional Shares. No fractional shares shall be issuable upon exercise of this Warrant, and the number of Warrant Shares to be issued shall be rounded up to the nearest whole number. If, upon exercise of this Warrant, the Holder hereof would be entitled to receive any fractional share, the Company shall issue to the Holder one additional share of Common Stock in lieu of such fractional share.

     2.7 Adjustments to Exercise Price and Number of Securities.

          (a) Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

          (b) Adjustment in Number of Securities. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 2.7, the number of Warrant Shares issuable upon the exercise of each Warrant shall be adjusted to the nearest whole number by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

          (c) Merger or Consolidation. In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental warrant agreement providing that the Holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, the kind and amount of shares of stock and other securities and property (except in the event the property is cash, then the Holder shall have the right to exercise the Warrant and receive cash in the same manner as other stockholders) receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company for which the Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in Section 2.7. The foregoing provisions of this paragraph (c) shall similarly apply to successive consolidations or mergers.

          (d) No Adjustment of Exercise Price in Certain Cases. No adjustment of the Exercise Price shall be made upon the

               (i) issuance of any securities under any Option plan adopted by the stockholders and board of directors of the Company; or

               (ii) exercise of any convertible securities, options, rights, or warrants outstanding as of the date of this Agreement or issued hereafter.

          (g) Dividends and Other Distributions. In the event that the Company shall at any time prior to the exercise of all Warrants declare a dividend (other than a dividend consisting solely of shares of Common Stock) or otherwise distribute to its stockholders any assets, property, rights, evidences of indebtedness, securities (other than shares of Common Stock), whether issued by the Company or by another, or any other thing of value, the Holders of the unexercised Warrants shall thereafter be entitled, in addition to the shares of Common Stock or other securities and property receivable upon the exercise thereof, to receive, upon the exercise of such Warrants, the same property, assets, rights, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such dividend or distribution as if the Warrants had been exercised immediately prior to such dividend or distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this subsection 2.7 (g). Nothing contained herein shall provide for the receipt or accrual by a Holder of cash dividends prior to the exercise by such Holder of the Warrants.


                     ARTICLE 3. REPRESENTATIONS, WARRANTIES
                          AND COVENANTS OF THE COMPANY

     3.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder as follows:

          (a) All shares which may be issued upon the exercise of the purchase right represented by this Warrant shall, upon issuance, (i) be duly authorized, validly issued, fully-paid and non-assessable, (ii) free and clear of all liens, claims and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws, and (iii) not be subject to any pre-emptive rights.

          (b) The Company is a corporation duly organized and validly existing under the laws of the State of Delaware, and has the full power and authority to issue this Warrant and to comply with the terms hereof. The execution, delivery and performance by the Company of its obligations under this Warrant, including, without limitation, the issuance of the Warrant Shares upon any exercise of the Warrant, have been duly authorized by all necessary corporate action. This Warrant has been duly executed and delivered by the Company and is a valid and binding obligation of the
     Company, enforceable in accordance with its terms, except (i) as enforcement may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting enforceability of creditors' rights generally and (ii) as the availability of the remedy of specific enforcement, injunctive relief or other equitable relief may be subject to the discretion of any court before which any proceeding therefor may be brought.

          (c) The Company is not subject to or bound by any provision of any certificate or articles of incorporation or by-laws, mortgage, deed of trust, lease, note, bond, indenture, other instrument or agreement, license, permit, trust, custodianship, other restriction or any applicable provision of any law, statute, rule, regulation, judgment, order, writ, injunction or decree of any court, governmental body, administrative agency or arbitrator which could prevent or be violated by or under which there would be a default (or right of termination) as a result of the execution, delivery and performance by the Company of this Warrant.

          (d) The Company is eligible to issue the Warrants and the Warrant Shares pursuant to section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

     3.2 Representations and Warranties. The Holder hereby represents and warrants to the Company as follows:

          (a) The Holder has the full power and authority to execute this Warrant and to comply with the terms hereof. The execution, delivery and performance by the Holder of its obligations under this Warrant, have been duly authorized. This Warrant has been duly executed and delivered by the Holder and is a valid and binding obligation of the Holder, enforceable in accordance with its terms, except (i) as enforcement may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting enforceability of creditors' rights generally and (ii) as the availability of the remedy of specific enforcement, injunctive relief or other equitable relief may be subject to the discretion of any court before which any proceeding therefor may be brought.

          (b) The Holder is not subject to or bound by any provision of any certificate or articles of incorporation or by-laws, mortgage, deed of trust, lease, note, bond, indenture, other instrument or agreement, license, permit, trust, custodianship, other restriction or any applicable provision of any law, statute, rule, regulation, judgment, order, writ, injunction or decree of any court, governmental body, administrative agency or arbitrator which could prevent or be violated by or under which there would be a default (or right of termination) as a result of the execution, delivery and performance by the Holder of this Warrant Agreement.

          (c) The Holder has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the
     Company's operations and facilities. The Holder has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this Warrant.

          (d) The Holder is acquiring the Warrant and any Warrant Shares for its own account and not with a present view to, or for sale in connection with, any distribution thereof in violation of the Securities Act. The Holder consents to the placement of the legend set forth on the first page hereof on each Warrant until such time as the Warrants are eligible for sale pursuant to Rule 144(k) under the Securities Act and, prior to the registration of the resale thereof or the eligibility thereof for sale pursuant to Rule 144(k) under the Securities Act, any Warrant Shares

          (e) The Holder represents and warrants to the Company that the Holder is an "accredited investor" as such term is defined for purposes of Regulation D under the Securities Act. The Holder understands that the Warrant (and the offer to such Holder of any Warrant Shares) will not be registered under the Securities Act for the reason that the sales provided for hereunder are exempt pursuant to Section 4 of the Securities Act and Rule 506 of Regulation D thereunder and that the reliance of the Company on such exemption is predicated in part on such Holder's representations set forth herein. The Holder represents that it is experienced in evaluating companies such as the Company, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the financial wherewithal to suffer the total loss of its investment in the Company.

          (f) The Holder understands that the Warrants (and any Warrant Shares) may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom and that in the absence of an effective registration statement covering the Warrants (or the Warrant Shares) or an available exemption from registration under the Securities Act, the Warrants (and any Warrant Shares) must be held indefinitely.

     3.3 Indemnification. Each of the Holder and the Company agree to indemnify and hold harmless the other from any and all losses, damages, costs and expenses (including reasonable attorneys' fees) suffered or incurred as a result of the breach of any warranty, representation or covenant made herein.

     3.4 Lock-up of Shares. The Holder agrees (i) for a period of up to one hundred eighty (180) days from the effective date of any registration of securities of the Company (upon request of the Company or the underwriters managing any underwritten offering of the Company's securities), not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares of the Common Stock of the Company issued pursuant to the exercise of the Warrant, without the prior written consent of the Company or such underwriters, as the case may be, and (ii) to execute a standard form of "lock-up" agreement as reasonably requested by any such underwriter; provided, however, that in the event that the Company or the underwriters and the Company's major stockholders have agreed in writing to a lock-up period shorter or longer than 180 days with respect to any registration of securities, then the Holder's lock-up period shall be the same as such agreed period with respect to such registration.


                            ARTICLE 4. MISCELLANEOUS

     4.1 Transfer.

          (a) Unless otherwise approved by the Board in its discretion, the Warrant may be exercised during the lifetime of the Holder only by the Holder and may not be assigned or transferred in any manner, except by will or by the laws of descent and distribution.

          (b) Except as provided in Section 4.1(a), without the prior written consent of the Board, no right or benefit under this Agreement shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same without such consent, if applicable, shall be void. Except with such consent, no right or benefit under this Agreement shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the Holder.


     4.2 Transfer Procedure. Subject to the provisions of Section 4.1, the Holder may transfer or assign this Warrant by giving the Company notice setting forth the name, address and taxpayer identification number of the transferee or assignee, if applicable (the "Transferee"), and surrendering this Warrant to the Company for reissuance to the Transferee and, in the event of a transfer or assignment of this Warrant in part, the Holder. (Each of the persons or entities in whose name any such new Warrant shall be issued are herein referred to as a "Holder"). Notwithstanding the foregoing, this Warrant may not be transferred at any time without (i) registration under the Securities Act or (ii) an exemption from such registration and a written opinion of legal counsel addressed to the Company that the proposed transfer of the Warrant may be effected without registration under the Securities Act, which opinion will be in form and from counsel reasonably satisfactory to the Company.

     4.3 Loss, Theft, Destruction or Mutilation. If this Warrant shall become mutilated or defaced or be destroyed, lost or stolen, the Company shall execute and deliver a new Warrant in exchange for and upon surrender and cancellation of such mutilated or defaced Warrant or, in lieu of and in substitution for such Warrant so destroyed, lost or stolen, upon the Holder filing with the Company an affidavit that such Warrant has been so mutilated, defaced, destroyed, lost or stolen. However, the Company shall be entitled, as a condition to the execution and delivery of such new Warrant, to demand reasonably acceptable indemnity to it and payment of the expenses and charges incurred in connection with the delivery of such new Warrant. Any Warrant so surrendered to the Company shall be canceled.

     4.4 Notices. All notices and other communications from the Company to the Holder or vice versa shall be deemed delivered and effective when given personally, by facsimile transmission with confirmation sheet at such address and/or facsimile number as are set forth herein or as may hereafter be furnished to the Company or the Holder, as the case may be, in writing by the Company or the Holder from time to time.

     4.5 Waiver. This Warrant and any term hereof may be changed, waived, or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

     4.6 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its principles regarding conflicts of law. Any action to enforce the terms of this Warrant shall be exclusively heard in the county, state and federal Courts of New York and Country of the United States of America.

     4.7 Signature. In the event that any signature on this Warrant is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same, with the same force and effect as if such facsimile signature page were an original thereof.

     4.8 Legal Fees. In the event any Person commences a legal action or proceeding to enforce its rights under this Warrant, the non-prevailing party to such action or proceeding shall pay all reasonable costs and expenses (including reasonable attorney's fees) incurred in enforcing such rights.

     4.9 Integrated Agreement. This Agreement constitutes the entire understanding and agreement of the Holder and the Company with respect to the subject matter contained herein and supersedes any prior understanding or agreement between the parties, whether or not in writing, including, but not limited to, any prior grant by the Company or any of its officers or authorized representatives to the Holder of an option or warrant to purchase Common Stock. There are no agreements, understandings, restrictions, representations, or warranties among the Holder and the Company other than those as set forth or provided for herein. To the extent contemplated herein, the provisions of this Agreement shall survive any exercise of the Warrant and shall remain in full force and effect.




Dated:   As of February 23, 2006


OPTIONABLE, INC.


By:
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Name:
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Title:
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PIERPONT CAPITAL CORP., INC.


By:
   --------------------------------
Name:
     ------------------------------
Title:
      -----------------------------